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                                                                     EXHIBIT 5.1

                                 August 4, 2004

Advanta Business Receivables Corp.
2215 B Renaissance Drive, Suite 5
Las Vegas, Nevada 89119

      Re:     Advanta Business Card Master Trust
              Asset Backed Notes

Ladies and Gentlemen:

      We have acted as special counsel to Advanta Business Receivables Corp., a Nevada corporation ("ABRC"), in connection with the filing by ABRC, on behalf of Advanta Business Card Master Trust, a Delaware common law trust (the "Trust"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, Registration No. 333-81788, as amended (the "Registration Statement"), registering its Asset Backed Notes secured by receivables in a portfolio of business revolving credit card accounts and related assets (the "Notes"). The Notes of a particular Series will be issued pursuant to a Master Indenture (the "Indenture") between the Trust and an indenture trustee (the "Indenture Trustee"), substantially in the form filed as Exhibit 4.1 to the Registration Statement, and a related Series Supplement to the Indenture (the "Series Supplement") between the Trust and the Indenture Trustee, substantially in the form filed as either Exhibit 4.2 or
Exhibit 4.3 to the Registration Statement, and in the case of the AdvantaSeries, a terms document (each, a "Terms Document;" the Indenture, the Series Supplements and the Terms Documents, collectively, the "Agreements") ) between the Trust and the Indenture Trustee, substantially in the form attached to the form of Series Supplement attached as Exhibit 4.3 to the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the form of Indenture.

      We have examined the Registration Statement, the form of Indenture, the forms of Series Supplement, the forms of Notes attached as exhibits to the forms of Series Supplement and the forms of Terms Documents. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents; we have assumed the genuineness of all signatures of such documents and the authenticity of all such documents submitted to us as originals and the conformity to authentic originals of all such documents submitted to us as copies; and we have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of ABRC.

      We have assumed at the time of execution, authentication, issuance and delivery of any Tranche of Notes, each of the following will be true:

      (a) each of the Trust and the Indenture Trustee will be duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation;

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      (b) each of the Trust and the Indenture Trustee will have the requisite power and authority to execute, deliver, and perform its obligations under the Indenture, the related Series Supplement and the related Terms Document, if any;

      (c) each of the Indenture, the related Series Supplement and the related Terms Document, if any, will constitute the legal, valid and binding obligations of the Indenture Trustee, and will be enforceable against the Indenture Trustee in accordance with its respective terms;

      (d) no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court will be required for the execution, delivery and performance of the Indenture, the related Series Supplement or the related Terms Document, if any, by the Trust or the Indenture Trustee or the consummation of the transactions contemplated thereby;

      (e) all of the parties to the Agreements will comply with all of the material terms thereof in good faith;

      (f) each natural person who is a party to the Agreements has the requisite legal capacity to enter into such document and to be bound thereby;

      (g) there is not and will not be any agreement, course of prior dealing or other arrangements that modify, supplement or alter the agreements expressed in any of the Agreements;

      (h) there will be no action, proceeding or investigation pending or threatened against the Trust or the Indenture Trustee before any court, governmental agency or body or other tribunal (i) asserting the invalidity of the Indenture, the related Series Supplement, the related Terms Document, if any, or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Indenture, the related Series Supplement or the related Terms Document, if any, or (iii) which would adversely affect the performance by the Trust or the Indenture Trustee of its obligations under, or the validity or enforceability of, the Indenture, the related Series Supplement or the related Terms Document, if any; and

      (i) none of the issuance or sale of the Notes, or the execution, delivery or performance of the Indenture, the related Series Supplement or the related Terms Document, if any, by the Trust or the Indenture Trustee (i) will conflict with or result in a breach of, or will constitute a default under (1) any term or provision of any material agreement, contract instrument or indenture to which the Trust or the Indenture Trustee is a party or to which it is bound, (2) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over the Trust or the Indenture Trustee, or (3) any law, rule or regulation, or (ii) will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate, except as otherwise contemplated by the Indenture.

      Our opinion set forth below is subject to the following qualifications:

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      (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

      (b) limitations on the enforceability of "severability" and "separability" provisions depending upon the materiality of the unenforceable provisions to the Indenture, the related Series Supplement, the related Terms Document, if any, and the Notes as a whole and to the undertakings of the parties thereunder;

      (c) the enforceability of the Indenture, the related Series Supplement or the Notes in favor of any person may be limited if such person fails to act in good faith and in a commercially reasonable manner in seeking to exercise their rights and remedies thereunder. Without limiting the generality of the foregoing, we note that a court might hold that a technical and nonmaterial breach of, or default under, the Indenture, the related Series Supplement, the related Terms Document, if any, or the Notes does not give rise to a right to exercise certain remedies including, without limitation, acceleration or termination;

      (d) the limitation that a court may, under certain circumstances, decline to exercise jurisdiction or may order a change in venue based on a claim of forum non conveniens or inappropriate venue, notwithstanding any waiver thereof; and

      (e) limitations on provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default may be unenforceable.

      Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, assuming the issuance and sale of the Notes and receipt by the Trust of payment therefor as contemplated in the Registration Statement, the Notes will be fully paid, nonassessable and validly issued, and will constitute binding obligations of the Trust.

      We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the laws of the State of Delaware.

      We express no opinion as to:

      (a) the enforceability of any provision by which any person agrees not to institute, consent to, or seek relief with respect to itself or any third party pursuant to any bankruptcy, insolvency, receivership or similar proceedings during specified periods of time;

      (b) (i) whether a federal or state court outside the State of New York would give effect to the choice of law provided in the Notes; (ii) the effect of the law of any jurisdiction other than the State of New York wherein the enforcement of the Notes may be sought that limits the rates of interest legally chargeable or collectible; and

      (c) any provision of the Notes (i) which authorizes or permits any person to make determinations in its sole discretion, (ii) restricting access to legal or equitable remedies, (iii) purporting to appoint any person as the attorney-in-fact of any other person or (iv) stating that all

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rights or remedies of any person are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to any additional remedies.

      This opinion letter is based upon the current state of the law and facts as of the date hereof and we hereby expressly disclaim any obligation to advise you of any changes which may occur hereafter with respect to any of the matters addressed herein.

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name whenever appearing in the Registration Statement.

                                Very truly yours,

                                /s/ Wolf, Block, Schorr and Solis-Cohen LLP
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                                WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP

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